Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions `Financial Highlights''in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 33-6901) and the related Prospectuses of Federated Equity Income Fund, Inc. dated July 31, 1997 and to the incorporation therein of our report dated May 12, 1997 on the financial statements and financial highlights of Federated Equity Income Fund, Inc. included in its Annual Report to Shareholders for the year ended March 31, 1997.



By:ERNST & YOUNG
   Ernst & Young
Pittsburgh, Pennsylvania
May 27, 1997